Exhibit 10.9

Lease Contract

Of Floor 16, Building C, Area A, SOHO

This contract is signed by and between the following parties in Haidian District, Beijing:

Lessor: Beijing Wanyujiaye Real Estate Agency Co., Ltd (hereinafter referred to as “Party A”)
Registered No:1100002553465(1-1)
Legal Address: Floor16, Yifa Hotel, No.56 Xiaoguan, Dongzhimen Wai, Dongcheng District, Beijing
Legal Representative: Hao Meilan

Lessee: Beijing Sina Information Technology Co., Ltd (hereinafter referred to as “Party B”)
Registered No.: QiHeJingZongFuZi No. 006990
Legal Address: No. A1, Wanquanzhuang, Haidian District, Beijing
Legal Representative: Cao Guowei

The following agreements concerning house leasing are reached by both parties in accordance with the principles of equality and mutual interests via friendly negotiation:

1.	Property for Lease

1.1	Party A agrees to lease its office units located on Floor 16, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China (hereinafter referred to as the “Leasehold”) with 1,943.38 square meters of building area and 1,390.88 square meters of usable floor space to Party B for office use.

1.2	The specific location of the leasehold is illustrated in Appendix 1: Ichnography and architecture of the Leasehold attached to this contract.

2.	Lease Term

2.1	The lease term for the said leasehold shall be four years since 16 January 2004 to 15 January 2008.

2.2	Party B may propose extension of the lease three months before the expiry of this contract. It is agreed by both parties via negotiation that Party B shall have the priority rights to relet the leasehold under equal conditions.

3.	Rent

3.1	The monthly rent for the leasehold is Fourteen (14) US dollars per square meter (for building area), exclusive of fees and charges for property management, water and electricity, telephone, parking and etc, and the total rent for lease of the leasehold is twenty-seven thousand, two hundred and seven dot three two (27,207.32) US dollars.

3.2	Party B shall pay full amount of rent per season, and the payment shall be made to Party A by bank draft to Party A after being provided with invoice in the same amount with the rent for the household from Party A on the first Wednesday of each season.

4.	Deposit

4.1	Party B agrees to pay a deposit of fifty-eight thousand (58,000) US dollars to Party A before 16 January 2004. 4.2 Party A shall refund the deposit to Party B with no interests within 15 working days since Party B finishes all payment still due and return the leasehold to Party A upon expiration of this contract.

5.	Late Fee

5.1	If Party B fails to pay the total charge stated in this Contract in full amount, Party A shall have the right to collect a late fee equal to 0.05% of the amount still due for each day after expiration.

5.2	Party B shall be waived from paying any late fee for its untimely payment of lease rent if such late payment is caused by Party A’s failure to provide invoice timely or any other reasons.

6.	Rate of exchange

6.1	All payments under this Contract shall be made in RMB. The rate of exchange between RMB and US dollars shall be that of US dollar median price of Forex quotation of China Bank (refer to the previous date if new rate of exchange is not available).

7.	Use of Leasehold

7.1	Party B shall have the right to use the leasehold in a reasonable manner along the lines of this contract. Party A guarantees the rights of Party B to use any public areas and equipments and facilities of the SOHO (hereinafter refereed to as the “Mansion”) free of charge, but Party B shall abide by the relevant regulations for the use of the public equipments and facilities of the mansion formulated and issued by the property management company (for those accepted in written by Party B only).

7.2	Party A agrees that Party B may share all or partial of the leasehold with its affiliated institutions with its status of principle lessee remained. The affiliated institutions of Party B, defined as any enterprises controlling Party B or controlled by Party B or by other enterprise together with party B, shall enjoy all the rights that Party B does. In such case, control means direct or indirect ownership of over 50% stock rights, voting rights or management rights. It is further agreed by both parties that the affiliated institutions of Party B shall include but without limitation to Beijing Sina Internet Technology Service Co., Ltd, Beijing Sina Internet Information Service Co., Ltd, Beijing Sina Interaction Advertisement Co., Ltd, Beijing Xingchao Online Cultural Development Co., Ltd, Guangzhou Xunlong Science & Technology Co., Ltd, Guangdong Sina Internet Information Service Co., Ltd and any other institutions that Party B has informed Party A in written form in advance.

7.3	Party A agrees that, during the lease term, Party B shall have the power to sub-lease the leasehold to any third parties under the condition of unchanging leasing relationship of the two parties and that Party A shall afford necessary assistance to the sublease

7.4	During the lease term, Party A shall not disturb the legal use of the house of Party B without reason and further guarantee no such disturbance from any third parties.

7.5	Party A shall not set up any facilities that may influence the daylighting or range of vision of the leasehold, including but not limited to any scrolls, neon lamps, billboards, light boxes, lighting devices, accompaniments and etc without consent in writing from Party B. Should the developer of the mansion, the property management company or any other third parties conduct such actions, Party A shall assist Party B to solve the relevant disputes, otherwise, shall reduce the rent or compensate Party B for any loss in relation to or arising from therein.

7.6	Party A agrees that Party B may put up some fitment in a reasonable manner to the leasehold and may change the wiring of the general power inputs, air conditioning equipment and fire fighting system (including spray heads) of the leasehold at its own expenses.

7.7	With advance assent from Party B, Party A may enter into the leasehold at the appropriate time with certain notice given. Except fire fighting or other emergencies, such entering of Party A shall not affect normal operations of Party B.

7.8	Within three months prior to the expiry date of this contract, Party A shall not take any potential lessee into the leasehold for inspection unless being approved by Party B. Party B shall not refuse the said requirement without reason, but Party A shall not influence normal operations of Party B when inspecting.

8.	Maintenance and repair

8.1	During the lease term, Party A shall be responsible for maintaining and repairing the main building structure, walls, drainage facilities, pipelines, wires and etc in accordance with the national regulations concerning building management.

8.2	Party B shall be liable for any and all damages of the facilities caused by any intended conduct or negligence of Party B.

9.	Area of Leasehold

9.1	Party B shall make the payment of rent to Party A according to the on-the-spot measured area conducted by Beijing house administrations or other state-accredited agencies. If the figure measured out by Beijing house administrations or other state-accredited agencies differs from that stated in Clause 1 of this contract, the rent shall be calculated according to the actual measured area and the specified amount of it shall be modified.

9.2	In case that the on-the-spot measured area is less than the area provided by Party A, Party A shall refund the excessive rent to Party B within five working days since the date when Beijing house administrations or other approved agencies complete the measurement and Party B shall make rent for deficiency if the actual measurement area is more than that stated in Clause 1.

10.	Retrocession of Leasehold

10.1	Party B shall retrocede the leasehold to Party A when this contract expires or terminates due to other reasons. If the leasehold is not materially damaged, Party A agrees that Party B need not restore the leasehold to its original condition or make any changes to it.

11.	Property Management

11.1	Party B shall pay the property management fee to the property management company at its own expenses during the leasehold.

11.2	Under the condition of normal payment of property management fee by Party B, if Party B can not use the leasehold normally due to any reason caused by the property management company, Party A shall provide assistance to solve the problem. If such situation continued for over 15 days or 30 days in total and Party A still fails to solve it, Party B shall have the power to terminate this contract.

11.3	Party B shall be liable for paying those fees for the consumptions of water, power, telephone and etc that are not covered in the property management fees.

12.	Declaration, Commitment and Undertaking

12.1	Each party makes the following declarations, commitments and undertakings to the other party:

12.1.1	To be a company that is legally built up and operated;

12.1.2	To be qualified for any trade under this contract that is covered in its registered business scope;

12.1.3	To have full capacities to make and enter into this contract and its representative has been fully authorized to sign this contract;

12.1.4	To have full capacities to perform its obligations under this contract without violation of any legal documents that are binding;

12.1.5	Not subject of any liquidating, dissolving or bankrupting procedure.

12.2	Party A pledges to Party B that:

12.2.1	The ownership of the leasehold enjoys full proprietorship of the leasehold by operation of law;

12.2.2	Party A has obtained all necessary authorizations to perform its obligations under this contract from the proprietor of the leasehold.

12.2.3	Party A has gained all approvals and permissions needed for the leasehold including but not limited to written consents from the mortgagor.

12.2.4	The leasehold and the mansion meet the requirements of laws and rules concerning use of office as well as the normal business operation of Party B

12.2.5	Within 10 working days since this contract comes into effect, Party A shall provide documents giving assents to all rules of this contract issued by the owner of the leasehold to Party B.

13.	Breaching Liabilities

13.1	Any breach of any articles of the contract directly or indirectly or no commitment or commitment out of time insufficiently to the obligations of the contract shall constitute breach of the contract. The party that observes the contract (hereinafter referred to as “the Non-breaching Party”) shall have the right to request the breaching party by written notice to make corrections to its breaching actions and avoid any negative result with sufficient, effective and timely measures taken, and to compensate for any and all losses of the non-breaching party.

13.2	After any breaching occurs, the non-breaching party, if holding that the breaching has resulted in impossibility or unfairness for the non-breaching party to perform the relevant obligations under this contract with reasonable and objective discretion applied, shall have the power to discontinue its relevant obligations of this contract with written notice sent to the lessor until the breaching party stops its breach of the contact, take sufficient, effective and timely measures to avoid the bad results, and compensate for the losses of the non-breaching party due to its breaching actions.

13.3	The indemnification that the breaching party makes to the non-breaching party shall include any direct economic losses and other predictable indirect losses or excess expenses that occur to the non-breaching party due to violation of the contract by the breaching party, including but not limited to attorney fees, legal costs, arbitration fees, financial expenses, travel expenses and etc.

13.4	All the parties agree specifically that, if either exterminates this contract unilaterally, the breaching party shall pay 1,000,000 US dollars to the no-breaching party, and thereafter, the breaching party need not to be responsible for any other breaching of this contract, unless the actual losses resulted from breaching action done by no-breaching party exceeds 1,000,000 US dollars.

14.	Force Majesture

14.1	Force Majesture refers to those circumstances that both parties of the contract cannot control, foreseen or avoid even it is predictable, which hinders, affects or delays any party to perform all or part of its obligations under this contract, including but not limited to governmental actions, natural disasters, wars or any other incidents of the same nature.

14.2	The party that is confronted with any force majesture shall give notice of the circumstances to the other party via the fastest tool.

14.3	The suffering party may be relieved from undertaking its obligation of this contract until the impacts of the force majesture are eliminated without bearing any responsibilities. However, the suffering party shall provide legal certifications issued by the local notary office (or other appropriate agencies) where the affair took place for the force majeure to the other party. If the party fails to provide the said certifications, the other party shall have the rights to ask the suffering party to take the liabilities for breaching the agreement conforming to the relevant regulations of this agreement.

14.4	Should any force majesture occurs, both parties shall do their best to diminish the negative influences of the circumstances. Any party that fails to perform the said obligation shall be held liable for any losses resulted in relation to or arising therein.

15.	Effectiveness, Modification, and Termination

15.1	This contract shall become effective since the representatives of the two parties sign and seal this contract and terminate upon expiration of the lease.

15.2	Either party shall have the right to terminate this contract unilaterally in writing if any of the following situations is resulted:

15.2.1	The breaching party fails to correct its breaching actions or take sufficient, effective, timely measures to eliminate breaching results and compensate for the losses in relation to or arising out of the breaching actions of the breaching party within 30 days since the date when receiving the breaching notice from the non-breaching party;

15.3	If any force majesture that influences performance of obligations under this contract by either party last for 15 consecutive days or 30 days in total, both parties shall make negotiations friendly concerning continuous execution of this contract and either party shall have the power to terminate this contract without consent from the other if no agreement is reached.

15.4	Party B may cancel the contract unilaterally if any of following situations occurs:

15.4.1	Any situation described in Clause 11.2 of this contract occurs; or

15.4.2	Party A breaches any guarantee contained in Article 12 of this contract; or

15.4.3	The mansion and the leasehold cannot be normally used due to force majesture and/or other reasons not caused by Party B (excluding damages made by Party B directly or indirectly for its negligence or other acts during the leasehold term), Party B shall have the right to give written notice for the termination to Party A, and Party A shall refund the deposit and rent to Party B.

15.4.4	In virtue of withdrawing of engagement from the owner or any other reasons, Party A does not have legal and integrated right to lease house under the contract to Party B.

15.5	Party A may cancel the contract unilaterally if any of following situations occurs to Party B:

15.5.1	Any illegal business operation against the laws and regulations of the country; or

15.5.2	Application of the leasehold for other purposes without authorization

15.6	The early termination of this contract shall not affect any rights and obligations that have been bound to either party according to this contract before the date of termination.

15.7	Neither party has power to terminate the contract in advance unless such termination is based on the relevant laws and regulations or any stipulation of the contract.

16.	Service of Notice

16.1	Any notice from one party to other party shall be delivered by person in writing, fax, telegraph, telex, e-mail, or prepaid registered letter, express mail service. The delivering date of notice by person, fax, telegraph, telex, e-mail shall be the arriving date, while, for the notice sent by prepaid registered letter and express mail service, the third day after the notice is sent out shall be the arriving date.

16.2	All notices under the contract shall be sent to the following receivers and addresses unless they are modified by written notice given from one party to the other party:

Lessor: Beijing Wanyujiaye Real Estate Agency Co., Ltd Address: No. 48, Xisihuan South Street, Fengtai District, Beijing Contact: Shi Baoshan Mobile Phone: 13693345586

Lessee: Beijing Sina Information Technology Co., Ltd Address: Floor 16, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing Contact: FuYi Mobile Phone: 13910012137

17.	Settlement of Disputes

17.1	Both parties shall seek settlement for any disputes over interpretation and performance of terms of this contract through consultation with goodwill.

17.2	If consultation fails, both parties shall propose the disputes to China International Economic and Trade

Arbitration Commission (CIETAC) for settlement according to its existing arbitration rules. The arbitration shall be conducted in Beijing and working language shall be Chinese. The arbitrament shall be final and binding on all disputers.

17.3	Laws and regulations of PRC shall be applied for conclusion, effectiveness, execution, interpretation and settlement of disputes concerning this agreement.

18.	Miscellaneous

18.1	This contract is made into one original with two copies, one for each party, both with equally authentic.

18.2	Both parties may make modifications and supplements to this contract in written form. All the modified agreement and supplement are parts of this contract, with the same legal binding force as this contract.

18.3	Any article or clause of this contract shall be deleted if it becomes invalid or unexecutable entirely or partially due to its contradiction to the laws or government rules or any other reason, which however, shall not affect the legal binding force of other articles or clauses of this contract.

18.4	Either party’s failure or delay to perform its rights, power or privilege under this contract shall not be deemed as abandon of such rights, power or privilege, unless otherwise stipulated. Independent or partial performance of its rights, power or privilege by either party shall not cause any obstacle to its further execution of other rights, power or privilege.

18.5	This contract shall be all and entire agreements concerning the house lease between both parties and replace all oral and written agreements, entente and reports concerning the house lease reached by and between beforehand or currently. No other evident or implied obligations or commitments exist between both parties except for those stipulated specifically by this contract.

Beijing Wanyujiaye Real Estate Agency Co., Ltd	Beijing Sina Information Technology Co., Ltd

Authorized Representative:	Authorized Representative:
Signature & Seal	Signature & Seal

Date: 29 (Day) 9 (Month) 2003 (Year)	Date: 29 (Day) 9 (Month)2003 (Year)